SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              DATAWATCH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------

(2)     Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)     Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)     Total fee paid:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:
--------------------------------------------------------------------------------

(2)     Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------

(3)     Filing Party:
--------------------------------------------------------------------------------

(4)     Date Filed:
--------------------------------------------------------------------------------

                              DATAWATCH CORPORATION

                                175 CABOT STREET

                                    SUITE 503

                           LOWELL, MASSACHUSETTS 01854

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

================================================================================

TO THE STOCKHOLDERS OF Datawatch Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Datawatch Corporation, a Delaware corporation (the "Company"), will be held on March 8, 2002, at 10:00 a.m., Eastern time, at the Doubletree Riverfront Hotel, 50 Warren Street, Lowell, Massachusetts, 01852 for the following purposes:

     1. To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified.

     2. To approve an increase in the number of shares of Common Stock, $.01 par value, available for issuance under the Datawatch 1996 Stock Plan (the "1996 Stock Plan") from 366,667 to 494,400.

     3. To transact such other business as may properly come before the meeting and any adjournments thereof.

         Only stockholders of record at the close of business on January 15, 2002, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                              By Order of the Board of Directors


                                              John H. Kitchen, III
                                              SECRETARY

Lowell, Massachusetts
February 4, 2002

                                -----------------




         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                              DATAWATCH CORPORATION
                                175 CABOT STREET
                                    SUITE 503
                           LOWELL, MASSACHUSETTS 01854

                                 PROXY STATEMENT
                                FEBRUARY 4, 2002

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Datawatch Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the Doubletree Riverfront Hotel, 50 Warren Street, Lowell, Massachusetts, 01852, on March 8, 2002, at 10:00 a.m., Eastern time, and any adjournments thereof (the "Meeting").

         Only stockholders of record at the close of business on January 15, 2002 will be entitled to notice of and to vote at the Meeting. As of that date, 2,555,984 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") were outstanding and entitled to vote at the Meeting. Stockholders are entitled to cast one vote for each share held of record at the close of business on January 15, 2002 on each matter submitted to a vote at the Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

         The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals will have the effect of negative votes. Broker "non-votes" are not so included.

         At the Meeting, a proposal to elect Robert W. Hagger, Jerome Jacobson, Richard de J. Osborne, Terry W. Potter, David T. Riddiford and James Wood as directors will be subject to a vote of stockholders. In addition to the election of directors, the stockholders will consider and vote upon a proposal to amend the Company's 1996 Stock Plan to increase the authorized number of shares of Common Stock authorized for issuance thereunder. Where a choice has been specified on the proxy with respect to the foregoing proposals, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR if no specification is indicated.

         The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of Robert W. Hagger and Alan R. MacDougall, each of whom is named as attorney-in-fact in the proxies.

         An Annual Report to Stockholders, containing audited financial statements of the Company for the fiscal year ended September 30, 2001, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about February 8, 2002.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth as of January 15, 2002, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock of the Company outstanding at such date; (ii) by each director of the Company; (iii) by each executive officer identified in the Summary Compensation Table on page 8; and (iv) by all current directors and executive officers of the Company as a group.

                                             NUMBER OF SHARES     PERCENTAGE OF
NAME AND ADDRESS                               BENEFICIALLY         SHARES OF
OF BENEFICIAL OWNER                               OWNED          COMMON STOCK(1)
-------------------                          ---------------     ---------------

Robert W. Hagger (2)                              33,001              1.28%
   c/o DATAWATCH Corporation
   175 Cabot Street, Suite 503
   Lowell, Massachusetts  01854

John Kitchen (3)                                  26,670              1.04%
   c/o DATAWATCH Corporation
   175 Cabot Street, Suite 503
   Lowell, MA 01854

Alan R. MacDougall (4)                            5,113                 *
   c/o DATAWATCH Corporation
   175 Cabot Street, Suite 503
   Lowell, Massachusetts  01854

Linda E. Lammi (5)                                13,605                *
   c/o DATAWATCH Corporation
   175 Cabot Street, Suite 503
   Lowell, Massachusetts  01854

Jerome Jacobson (6)                               15,526                *
   4200 Massachusetts Avenue, N.W., Suite 114
   Washington, District of Columbia  20016

Richard de J. Osborne (7)                        132,863              5.20%
   40 East 94th Street
   New York, New York 10128

Terry W. Potter (8)                               7,081                 *
   c/o DATAWATCH Corporation
   175 Cabot Street, Suite 503
   Lowell, Massachusetts  01854

David T. Riddiford (9)                            13,841                *
   150 Blackwall Ct.
   Box 561
   Boca Grande, Florida 33921

                                             NUMBER OF SHARES     PERCENTAGE OF
NAME AND ADDRESS                               BENEFICIALLY         SHARES OF
OF BENEFICIAL OWNER                               OWNED          COMMON STOCK(1)
-------------------                          ---------------     ---------------

James Wood (10)                                 449,497               17.58%
   116 East Saddle River Road
   Saddle River, New Jersey 07458

Christopher Cox (11)                            344,983               13.50%
   c/o WC Capital, LLC
   116 East Saddle River Road
   Saddle River, New Jersey 07458

WC Capital, LLC (12)                            344,983               13.50%
   c/o James Wood
   116 East Saddle River Road
   Saddle River, New Jersey 07458

Bruce R. Gardner (13)                             88,824              3.44%
   c/o DATAWATCH Corporation
   175 Cabot Street, Suite 503
   Lowell, Massachusetts  01854

All current directors and executive              701,364              26.44%
   officers as a group (11 persons)(14)

------------------

*Less than one percent.

(1) The number of shares of Common Stock deemed outstanding includes (i) 2,555,984 shares of Common Stock outstanding as of January 15, 2002 and
       (ii) with respect to each individual, an aggregate of 116,258 options to purchase shares of Common Stock which may be exercised by such individuals within 60 days of January 15, 2002.

(2) Includes 26,001 options that may be exercised within 60 days of January 15, 2002.

(3) Includes 18,781 options that may be exercised within 60 days of January 15, 2002.

(4) Includes 4,779 options that may be exercised within 60 days of January 15, 2002.

(5) Includes 12,042 options that may be exercised within 60 days of January 15, 2002.

(6) Includes 11,526 options that may be exercised within 60 days of January 15, 2002.

(7) Includes 71,685 shares held by Carnegie Hill Associates, LLC. Mr. Osborne is the Managing Principal of Carnegie Hill Associates, LLC and may be deemed a beneficial owner of the shares held by Carnegie Hill Associates, LLC. Mr. Osborne disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(8) Includes 7,081 options that may be exercised within 60 days of January 15, 2002.

(9) Includes 11,526 options that may be exercised within 60 days of January 15, 2002.

(10) Includes 1,188 options that may be exercised within 60 days of January 15, 2002. Also includes 344,983 shares held by WC Capital, LLC. Mr. Wood, as a Managing Principal of WC Capital, LLC, shares the power to vote and dispose of all 344,983 shares of the Common Stock of the Company held by WC Capital, LLC.

(11) As a Managing Principal of WC Capital, LLC, Mr. Cox shares the power to vote and dispose of all 344,983 shares of the Common Stock of the Company held by WC Capital, LLC.

(12) WC Capital, LLC shares the power to vote and dispose of all 344,983 shares of the Common Stock of the Company that it holds.

(13) Includes 23,334 options that may be exercised within 60 days of January 15, 2002.

(14) Includes 97,091 options that may be exercised within 60 days of January 15, 2002. Excludes shares held by Mr. Gardner as he resigned as an executive officer of the Company prior to January 15, 2002.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         The directors of the Company are elected annually and hold office for the ensuing year until the next annual meeting of stockholders and until their successors have been elected and qualified. The directors are elected by a plurality of votes cast by stockholders. The Company's By-Laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is six. This number may be changed by resolution of the Board of Directors.

         Prior to the Meeting, Robert W. Hagger, Jerome Jacobson, Richard de J. Osborne, Terry W. Potter, David T. Riddiford and James Wood were the directors of the Company. Messrs. Jacobson, Osborne, Potter, Riddiford and Wood were elected as directors at the Company's Annual Meeting of Stockholders held on March 16, 2001 and Mr. Hagger was elected as a director at a meeting of the Board of Directors held on July 9, 2001.

         No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted FOR the election of all the nominees named below (unless one or more nominees are unable or unwilling to serve). The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

         Set forth below is information relating to the directors:

         Robert W. Hagger, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Hagger, age 53, has been the President, Chief Executive Officer and a director of the Company since July 2001. Prior to becoming President and Chief Executive Officer, Mr. Hagger was the Company's Senior Vice President of International Operations from November 1997 through July 2001. From March 1997 to November 1997, Mr. Hagger was Managing Director of the Company's wholly-owned subsidiary, Datawatch International. From 1993 through November 1997, Mr. Hagger was founder and Managing Director of Insight Strategy Management, Ltd.

         Jerome Jacobson, DIRECTOR. Mr. Jacobson, age 80, has been a director of the Company since 1987. Mr. Jacobson is a private investor and business consultant and serves as a strategic advisor to several firms.

         Richard de J. Osborne, CHAIRMAN OF THE BOARD. Mr. Osborne, age 67, has been Chairman of the Board of Directors of the Company since January 2001. From 1985 to 1999, Mr. Osborne was Chairman of the Board and Chief Executive Officer of ASARCO Incorporated, which is an integrated producer of copper and other metals. Mr. Osborne is a director of Schering-Plough Corporation, The Goodrich Corporation, Birmingham Steel Corporation, NACCO Industries, Inc. and The Tinker Foundation.

         Terry W. Potter, DIRECTOR. Dr. Potter, age 54, has been a director of the Company since April 1998. Since January 1998, Dr. Potter has been the President of Venture Solutions and Development, Inc., which provides consulting services to high technology start-up companies, spin-outs, and Fortune 100 companies. From 1992 to 1997 he was the President of Modular Group, the parent company of Advanced Modular Solutions, and from 1994 to 1997 he was the President of Advanced Modular Solutions, a wholly-owned subsidiary of Modular Group which develops client-server computers and solutions.

         David T. Riddiford, DIRECTOR. Mr. Riddiford, age 66, has been a director of the Company since 1989. Since 1987, Mr. Riddiford has been a general partner of Pell, Rudman Venture Management, L.P., which is the general partner of PR Venture Partners, L.P., a venture capital affiliate of Pell, Rudman & Co., Inc., an investment advisory firm. He has also been a general partner of Venture Founders Capital, a venture capital partnership, since 1984. Mr. Riddiford is also a director of Vicor Corporation.

         James Wood, DIRECTOR. Mr. Wood, age 71, has been a director of the Company since January 2001. Mr. Wood is the retired Chairman of the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. From 1980 to 1997, Mr. Wood was Chairman of the Board and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. and its Co-Chief Executive Officer from 1997 to 1998 and continued as non-executive Chairman from 1998 to 2001. Mr. Wood is a director of Schering-Plough Corporation.



THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Company met eleven times and acted by written consent in lieu of meeting one time during the fiscal year ended September 30, 2001. The Board of Directors has a standing Audit Committee and a standing Compensation and Stock Committee. The members of the Audit Committee and the Compensation and Stock Committee were most recently appointed by the Board of Directors on July 29, 1998, with Mr. Wood being appointed to both committees on January 12, 2001. The current members of the Audit Committee are Messrs. Jacobson, Potter, Riddiford and Wood. The current members of the Compensation and Stock Committee are Messrs. Jacobson, Potter, Riddiford and Wood. The Audit Committee, which oversees the accounting and financial functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors, met five times during fiscal 2001. The Compensation and Stock Committee of the Company, which reviews and makes recommendations concerning executive compensation and administers the Company's 1996 Stock Plan and the Company's 1996 International Employee Non-Qualified Stock Option Plan met twice and acted by written consent in lieu of meeting six times during fiscal 2001. During fiscal 2001, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is composed of Messrs. Jacobson, Potter, Riddiford and Wood. None of Messrs. Jacobson, Potter, Riddiford and Wood are officers or employees of the Company, and aside from being directors of the Company, each is otherwise independent of the Company (as independence is defined in the National Association of Securities Dealers' listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors.

         The Audit Committee has reviewed the audited financial statements of the Company at September 30, 2001 and September 30, 2000, and for each of the three years ended September 30, 2001, and has discussed them with both management and Deloitte & Touche LLP, the Company's independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Deloitte & Touche LLP that firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

         Respectfully submitted by the Audit Committee.

                                                      THE AUDIT COMMITTEE

                                                      Jerome Jacobson
                                                      Terry W. Potter
                                                      David T. Riddiford
                                                      James Wood

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                        CONCERNING DIRECTORS AND OFFICERS

SUMMARY COMPENSATION TABLE

         The following table sets forth summary information concerning the annual and long-term compensation for services rendered in all capacities to the Company for the fiscal years ended September 30, 2001, 2000 and 1999 to (i) the Company's current and former Chief Executive Officer and (ii) each executive officer of the Company, other than the Chief Executive Officer, who was serving as such at September 30, 2001 and whose annual compensation exceeded $100,000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                          ANNUAL COMPENSATION               COMPENSATION AWARDS
                                             --------------------------------------------   -------------------
----------------------------------  FISCAL                                 OTHER ANNUAL          NUMBER OF            ALL OTHER
NAME AND PRINCIPAL POSITIONS(S)      YEAR      SALARY($)    BONUS($)(1)   COMPENSATION(2)    OPTIONS/SARS(#)(3)   COMPENSATION($)(4)
----------------------------------  ------     ---------    -----------   ---------------   -------------------   ------------------

Robert W. Hagger (5)                2001       198,777           --             --                 22,223                    --
--------------------------------    2000       170,051           --         27,636 (6)                 --                    --
President, Chief Executive          1999       187,146           --         28,544 (6)              6,667                    --
Officer           and Director

Bruce R. Gardner (7)                2001       228,250           --             --                     --                   779
Former President, Chief             2000       243,000           --             --                     --                   774
Executive         Officer and       1999       243,000           --             --                 11,112                   774
Director

John Kitchen (8)                    2001       148,416           --             --                 16,667                   354
Senior Vice President of            2000       130,000           --             --                  3,334                   384
Channel  Products and Secretary     1999            --           --             --                     --                    --

Alan R. MacDougall (9)              2001       111,524           --             --                  5,556                   402
VP Finance, Chief Financial         2000            --           --             --                     --                    --
Officer, Treasurer and              1999            --           --             --                     --                    --
Assistant         Secretary

Linda E. Lammi (10)                 2001       132,917           --             --                  2,223                   354
   Vice President, Development      2000            --           --             --                     --                    --
and Technical Services              1999            --           --             --                     --                    --

------------

(1) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(2) Excludes perquisites and other personal benefits, the aggregate annual amount of which does not exceed the lessor of $50,000 or 10% of the annualized salary reported for the Named Officer.

(3) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal years ended September 30, 2001, 2000 or 1999.

(4) Amount represents the dollar value of group-term life insurance premiums and excess life insurance premiums paid by the Company for the benefit of the Named Officer.

(5) Mr. Hagger served as Senior Vice President of International Operations until July 9, 2001 when he assumed the position of President, Chief Executive Officer and director. Mr. Hagger's annual compensation for the first ten months of 2001 and the full fiscal years 2000 and 1999 were paid by the Company in British Pounds and for purposes of this Summary Compensation Table have been converted to U.S. Dollars using an average monthly exchange rate of 1.41635 $/(pound) for the period from October 1, 2000 through the Company's fiscal year end in September 30, 2001, 1.4787 $/(pound) for the period from October 1, 1999 through the Company's fiscal year end on September 30, 2000, and 1.62736 $/(pound) for the period from October 1, 1998 through the Company's fiscal year end on September 30, 1999.

(6) Amount for fiscal year 2000 includes $17,745 of payments made by the Company in fiscal 2000 for the rental of Mr. Hagger's temporary residence in the United Kingdom. Amount for fiscal year 1999 includes $19,528 of payments made by the Company in fiscal 1999 for the rental of Mr. Hagger's temporary residence in the United Kingdom

(7) Mr. Gardner resigned as President, Chief Executive Officer and director of the Company effective as of July 9, 2001. Mr. Gardner continues to be an employee of the Company, providing advisory services to the Company's Chief Executive Officer. See "Executive Agreements and Severance Arrangements."

(8) Mr. Kitchen became an executive officer when he was elected Vice President of Marketing effective as of July 1, 2000. Effective as of July 9, 2001, Mr. Kitchen became Senior Vice President for Channel Products and Secretary of the Company. Accordingly, the compensation reported covers his compensation for the full fiscal years 2001 and 2000 and his compensation for fiscal year 1999 is not included in this Summary Compensation Table.

(9) Mr. MacDougall became an executive officer when he was elected Vice President of Finance, Chief Financial Officer and Treasurer on December 16, 2000. Accordingly, the compensation reported covers his compensation for the full fiscal year 2001 and his compensation for fiscal years 2000 and 1999 is not included in this Summary Compensation Table.

(10) Ms. Lammi became an executive officer when she was elected Vice President of Development and Technical Services on December 16, 2000. Accordingly, the compensation reported covers her compensation for full fiscal year 2001 and her compensation for fiscal years 2000 and 1999 is not included in this Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth grants of stock options during the fiscal year ended September 30, 2001 to the Named Officers who are listed in the Summary Compensation Table above:


                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                                                      ASSUMED ANNUAL RATES OF STOCK
                                                                                                         PRICE APPRECIATION FOR
                                                    INDIVIDUAL GRANTS(2)                                      OPTION TERM(3)
                                ------------------------------------------------------------------    -----------------------------
                                                  PERCENT OF
                                NUMBER OF            TOTAL
                                SECURITIES        OPTIONS/SARS    EXERCISE OR
                                UNDERLYING        GRANTED TO         BASE
                                OPTIONS/SARS      EMPLOYEES IN       PRICE          EXPIRATION
            NAME                GRANTED (#)       FISCAL YEAR       ($/SH)             DATE             5%($)            10%($)
            ----                -----------       ----------     --------------   ----------------     ---------       ---------

Robert Hagger                     22,223           32.99%          $2.7450             6/05/11          38,364          97,222

Bruce R. Gardner (4)                --              --               --                  --              --              --

John Kitchen                      16,667           24.74%          $2.7450             6/05/11          28,773          72,915

Alan R. MacDougall                 5,556            8.25%          $2.5313            12/10/10           8,845          22,414

Linda E. Lammi                     2,223            3.30%          $2.5313            12/10/10           3,539           8,968

------------------

(1) No stock appreciation rights ("SARs") were granted by the Company in the fiscal year ended September 30, 2001.

(2) Stock options were granted under the Company's 1996 Stock Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options have a term of 10 years from the date of grant and become exercisable over three years in twelve equal quarterly installments beginning three months from the date of grant.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4) Effective as of July 9, 2001, Mr. Gardner resigned as President and Chief Executive Officer of the Company and, therefore, is no longer an executive officer of the Company. Mr. Gardner continues to be an employee of the Company, providing advisory services to the Company's Chief Executive Officer. See "Executive Agreements and Severance Arrangements."

OPTION EXERCISES AND FISCAL YEAR END VALUES

         The following table sets forth information as to the Named Officers with respect to options to purchase the Company's Common Stock held by each Named Officer, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended September 30, 2001; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding as of September 30, 2001; and (iv) the value of unexercised in-the-money options at September 30, 2001:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                                                          VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED OPTIONS HELD AT      IN-THE-MONEY OPTIONS AT
                             SHARES                                  SEPTEMBER 30, 2001(#)              SEPTEMBER 30, 2001($)(2)
                          ACQUIRED ON           VALUE                ---------------------              ------------------------
NAME                      EXERCISE (#)     REALIZED($)(1)      EXERCISABLE        UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                      ------------     --------------      -----------        -------------      -----------      -------------
Bruce R. Gardner (3)            --               --              23,334                  --            (183,512)               --

Robert Hagger                   --               --              22,297              22,509            (145,905)          (45,443)

John Kitchen                    --               --              15,447              17,222             (95,212)          (43,325)

Alan R. MacDougall             334              (49)              3,853               4,166             (18,581)           (5,920)

Linda E. Lammi                  --               --              11,670               1,665             (66,564)           (2,366)

------------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Represents the difference between the option exercise price of in-the-money options and the fair market value per share of Common Stock at 2001 fiscal year-end ($1.11 per share as quoted on the Nasdaq National Market at the close of trading on September 28, 2001) multiplied by the number of shares underlying the option.

(3) Mr. Gardner resigned as President and Chief Executive Officer of the Company, effective as of July 9, 2001. Mr. Gardner continues to be an employee of the Company, providing advisory services to the Company's Chief Executive Officer. See "Executive Agreements and Severance Arrangements."

EXECUTIVE AGREEMENTS AND SEVERANCE ARRANGEMENTS

         The Company's subsidiary Datawatch International Limited (formerly Workgroup Systems Limited) entered into a Contract of Employment with Robert W. Hagger dated February 24, 1997, as amended on July 15, 1999 (the "Original Employment Agreement"), which provided that Mr. Hagger's employment may be terminated with cause immediately upon notice to Mr. Hagger or terminated without cause provided he is given at least 12 months notice. On July 9, 2001, in connection with Mr. Hagger's promotion to Chief Executive Officer and President of the Company, the Board of Directors approved an Employment Agreement (the "Employment Agreement") with Mr. Hagger, which agreement supercedes and terminates in its entirety the Original Employment Agreement.

         The Employment Agreement is for a two year term, expiring on July 9, 2003, and sets forth Mr. Hagger's responsibilities, compensation and benefits. In addition, the Employment Agreement provides that in the event the Company terminates Mr. Hagger's employment for reasons other than for "Cause" or Mr. Hagger elects to terminate his employment with the Company for "Good Reason", Mr. Hagger is entitled to severance payments equal to his then current monthly base salary, payable on a monthly basis for the greater of (i) the number of months remaining under the term of the Employment Agreement or (ii) 12 months. The Employment Agreement also provides that if upon or after the expiration of the Employment Agreement Mr. Hagger is an at-will employee of the Company and the Company terminates Mr. Hagger's employment without "Cause", then Mr. Hagger is entitled to severance payments equal to his then current monthly base salary, payable on a monthly basis for 12 months.

         "Cause" is defined in the Employment Agreement and includes (i) the failure to render services to the Company in accordance with the Employment Agreement, (ii) gross negligence, dishonesty, or breach of fiduciary duty, (iii) fraud, embezzlement or substantial disregard of the rules or policies of the Company, (iv) acts which would tend to generate significant adverse publicity toward the Company, (v) the commission of a felony, (vi) breach of the terms of the Proprietary Information and Inventions Agreement between the Company and Mr. Hagger. "Good Reason" is defined in the Employment Agreement and includes (i) a material diminution in the nature or scope of Mr. Hagger's responsibilities, duties or authority or (ii) a relocation of Mr. Hagger to a location, other than a relocation to England, greater than fifty (50) miles from Lowell, Massachusetts.

         On April 11, 1996, the Board of Directors approved a change of control severance agreement (the "Executive Agreement") with Bruce R. Gardner. On July 9, 2001, in connection with Mr. Gardner's resignation as Chief Executive Officer and President, the Board of Directors approved a Management Transition Agreement (the "Transition Agreement") with Mr. Gardner which supercedes and terminates in its entirety the Executive Agreement. The term of the Transition Agreement is for two years, expiring on July 9, 2003. Pursuant to the Transition Agreement, Mr. Gardner has agreed to remain an employee of the Company and to provide certain advisory services to the Company's Chief Executive Officer in exchange for certain compensation and benefits as provided in the Transition Agreement. In addition, the Transition Agreement provides that in the event Mr. Gardner's employment is terminated for any reason other than death or disability, he shall be entitled to receive such compensation and benefits for the remainder of the term of the Transition Agreement.

NON-EMPLOYEE DIRECTOR INDEMNIFICATION ARRANGEMENTS

         In addition to the protections afforded the directors of the Company with respect to indemnification under the Company's By-Laws, the Company has entered into indemnification agreements with each of its non-employee directors. These agreements require the Company to, among other things, indemnify each of its non-employee directors for any and all expenses (including attorney fees), judgements, penalties, fines and amounts paid in settlement which are actually and reasonably incurred by such individual, in connection with any threatened, pending or completed proceeding arising out of the individual's status as a director of the Company. In addition, the agreements require the Company to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which he or she may be entitled to indemnification by the Company.

                        COMPENSATION AND STOCK COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation and Stock Committee is responsible for (i) establishing and administering the base salaries and cash bonuses of the Company's executive officers and (ii) administering and making recommendations and awards under the Company's 1996 Stock Plan and the Company's 1996 International Employee Non-Qualified Stock Option Plan. The Compensation and Stock Committee is composed exclusively of directors who are not also officers or employees of the Company.

         The Company's executive compensation policies are designed to provide levels of cash and equity compensation that will reward and retain experienced executives who will contribute to the achievement of the Company's performance objectives in the competitive and rapidly changing business environment in which the Company operates. The executive compensation program is designed to achieve these goals through a combination of base salary, cash bonuses and long-term incentive compensation in the form of stock options. As noted above, both the cash compensation and equity compensation components of the Company's executive compensation program are determined by the Compensation and Stock Committee.

         CASH COMPENSATION. Base salary compensation levels for each of the Company's executive officers are determined by evaluating the individual officer's responsibilities, experience and performance, as well as generally available information regarding salaries paid to executive officers with comparable qualifications at companies in businesses comparable to the Company. Cash bonuses, if any, are determined annually and are based on the Company's achievement of targeted measures of financial performance, including revenue, profit and cost saving goals, and, in certain cases, the achievement of non-financial objectives in the officer's area of responsibility. In determining compensation levels paid to its executive officers, the Compensation and Stock Committee also takes into account certain subjective factors such as the executive's ability to provide leadership, to develop the Company's business, to promote the Company's image with its customers and stockholders, and to manage the Company's continuing growth. For information regarding the Company's executive officers' fiscal 2001 compensation, see the table captioned "Summary Compensation Table" contained elsewhere in this proxy statement.

         EQUITY COMPENSATION. Long-term incentive compensation in the form of stock option grants is designed to encourage the Company's executive officers and other employees to remain with the Company and promote the Company's business and to align the interests of the Company's executive officers and other employees more closely with those of the Company's stockholders by allowing those executives and employees to share in long-term appreciation in the value of the Company's Common Stock. It is the Company's policy to grant stock options to executive officers and certain employees at the time they join the Company in an amount consistent with such executive's or employee's position and level of seniority. In addition, the Compensation and Stock Committee will occasionally make additional option grants to the Company's executive officers and employees. When establishing stock option grant levels, the Compensation and Stock Committee considers both individual and general corporate performance, recommendations of the Chief Executive Officer, existing levels of stock ownership, previous option grants and current option holdings, including the number of unvested options and the then current value of such unvested options, and the current price of the Company's Common Stock. Options are generally granted at fair market value and become exercisable ratably over a three year period. The number of options granted to certain of the most highly compensated executive officers of the Corporation in fiscal 2001 is set forth on the table captioned "Option/SAR Grants in Last Fiscal Year" contained elsewhere in this proxy statement. For information relating to the total options held by each of the Company's executive officers at September 30, 2001, see the table captioned "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" contained elsewhere in this proxy statement.

                  CEO COMPENSATION. Compensation during fiscal 2001 for the Company's President and Chief Executive Officer, Robert W. Hagger, was determined in accordance with the policies applicable to the other executive officers of the Company described above. In addition to his base salary for fiscal 2001, the Compensation and Stock Committee, in

June 2001, granted Mr. Hagger stock options to purchase an aggregate of 22,223 shares of Common Stock at an exercise price of $2.7450 per share pursuant to the Company's 1996 Stock Plan. The Compensation and Stock Committee believes that Mr. Hagger's annual compensation was competitive with the compensation paid by other companies in its industry to their chief executive officers. In addition to achievement of performance targets in accordance with the Company's executive compensation policies, the Compensation and Stock Committee determined the Chief Executive Officer's cash compensation based upon the Company's overall performance, the performance of his management team, the compensation paid at competing companies and the Company's prospects, among other objective and subjective factors. The Compensation and Stock Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation was based. Mr. Hagger's annual compensation for the fiscal year ended September 30, 2001, is reflected in the table captioned "Summary Compensation Table" contained elsewhere in this proxy statement.

         TAX CONSIDERATIONS. In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"), prevents publicly held corporations from deducting, for federal income tax purposes, compensation paid in excess of $1 million to certain executives. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation and Stock Committee has considered these requirements and it is the present intention of the committee that, so long as it is consistent with the Company's overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

         Respectfully submitted by the Compensation and Stock Committee.

                                           THE COMPENSATION AND STOCK COMMITTEE


                                           Jerome Jacobson
                                           Terry W. Potter
                                           David T. Riddiford
                                           James Wood

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Board of Directors has established a Compensation and Stock Committee currently consisting of Messrs. Jacobson, Potter, Riddiford and Wood. No person who served as a member of the Compensation and Stock Committee was, during the fiscal year ended September 30, 2001, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a member of the Compensation and Stock Committee of the Company.

COMPENSATION OF DIRECTORS

         During the fiscal year ended September 30, 2001, directors who were employees of the Company received no cash compensation for their services as directors. Directors who are not employees of the Company, other than Mr. Osborne, receive $15,000 per year for their service as a director of the Company's Board of Directors.

         On April 5, 2001, the Company entered into an Advisory Agreement with Mr. Osborne (the "Advisory Agreement") for the period through December 31, 2001. Pursuant to the Advisory Agreement Mr. Osborne agreed to provide certain advisory services substantially beyond the services customarily provided by members of the board of directors. In return for the services provided by Mr. Osborne, the Company agreed to pay Mr. Osborne an aggregate of $150,000 payable in quarterly installments of $37,500 in cash or shares of the Company's common stock at the discretion of the Company. Pursuant to the Advisory Agreement, the Company awarded Mr. Osborne 8,082 shares of its Common Stock on April 12, 2001, 20,718 shares of its Common Stock on August 15, 2001, and 15,312 shares of its Common Stock on November 15, 2001 and paid Mr. Osborne $37,500 in cash.

         All directors are eligible to receive stock options under the Company's 1996 Stock Plan. In addition, all non-employee directors are eligible to receive stock options pursuant to the Non-Employee Director Stock Option Policy (the "Director Option Policy") described below.

         NON-EMPLOYEE DIRECTOR STOCK OPTION POLICY

         In February 2000 the Board of Directors adopted the Director Option Policy. The Director Option Policy is administered by the Board of Directors and provides for the grant of options to purchase Common Stock to non-employee directors. The Director Option Policy authorizes the automatic grant, without further action by the Board of Directors, (a) of an option to purchase 2,667 shares of Common Stock under the Company's 1996 Stock Plan to each person who becomes a Non-Employee Director on the date such person is first elected to the Board of Directors (the "First Grant Date") and (b) of an option to purchase 889 shares of Common Stock to each person who is a Non-Employee Director on the date of the Company's Annual Meeting of Stockholders in each successive year. Options granted to Non-Employee Directors under the Director Option Policy vest over three years in twelve equal quarterly installments beginning three months from the date such options are granted. Notwithstanding this vesting schedule, the Director Option Policy also provides that in the event of any change in control of the Company (as defined in the Director Option Policy) all options granted under the Director Option Policy that are outstanding but unvested automatically become exercisable in full.

         The exercise price per share for all options that are granted under the Director Option Policy will be equal to the fair market value per share of the Common Stock on the date of grant. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable to the extent vested only while the optionee is serving as a director of the Company or (i) if the optionee has served as a director of the Company for less than five years, within twelve months after the optionee ceases to serve as a director of the Company or (ii) if the optionee has served as a director of the Company for five years or more, within twenty-four months after the optionee ceases to serve as a director of the Company; except that if a director dies or becomes disabled while he or she is serving as a director of the Company, the option automatically becomes fully vested and is exercisable until the scheduled expiration date of the option.

                                   PROPOSAL II

                      PROPOSAL TO AMEND THE 1996 STOCK PLAN

         The 1996 Stock Plan was adopted by the Company's Board of Directors in December 1996 and was approved by the Company's stockholders in March 1997. A maximum of 366,667 shares of Common Stock are reserved for issuance under the 1996 Stock Plan upon the exercise of options or in connection with awards of stock of the Company or the opportunity to make direct stock purchases of shares of the Company. The Board of Directors has approved and recommended to the stockholders that they approve an increase in the number of shares authorized for issuance pursuant to the 1996 Stock Plan by 127,733 shares to 494,400 shares.

         The Company's management relies on stock options as essential parts of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors believes that the proposed increase in the number of shares available under the 1996 Stock Plan is essential to permit the Company's management to continue to provide long-term, equity-based incentives to present and future key employees. As of January 15, 2002, only 63,098 shares remained authorized for issuance under the 1996 Plan. If the increase in the number of shares authorized for issuance under the 1996 Plan is not approved, the Company may become unable to provide suitable long-term equity based incentives to present and future employees. The Company has not yet determined who will receive the shares of Common Stock that will be authorized for issuance under the 1996 Plan if the proposed amendment is approved.

         The Board of Directors unanimously recommends a vote FOR the proposal to approve the amendment to the Company's 1996 Stock Plan.

DESCRIPTION OF THE 1996 STOCK PLAN

         The purpose of the 1996 Stock Plan is to provide incentives to directors, officers and other employees of the Company by providing them with opportunities to purchase stock of the Company and participate in the ownership of the Company.

         Under the 1996 Stock Plan, employees and officers of the Company may be awarded incentive stock options ("ISO" or "ISOs"), as defined in Section 422(b) of the Code, and directors, officers, employees and consultants of the Company may be granted (i) options which do not qualify as ISOs (a "Non-Qualified Option" or "Non-Qualified Options"), (ii) awards of stock in the Company ("Awards"), and (iii) opportunities to make direct purchases of stock in the Company ("Purchases"). ISOs, Non-Qualified Options, Awards and Purchases are sometimes collectively referred to as "Stock Rights" and ISOs and Non-Qualified Options are sometimes collectively referred to as "Options." The 1996 Stock Plan provides for the issuance of a maximum of 366,667 shares of Common Stock of the Company pursuant to the grant of Stock Rights. Currently, 97 employees (including one director who is also an employee and officer of the Company) and all directors of the Company are eligible to participate in the 1996 Stock Plan.

         The 1996 Stock Plan is administered by the Compensation and Stock Committee. Subject to the terms of the 1996 Stock Plan, the Compensation and Stock Committee has the authority to determine the persons to whom Stock Rights are granted, the exercise price per share and other terms and provisions governing the Stock Rights, including restrictions, if any, applicable to the shares of Common Stock issuable upon exercise of Stock Rights.

         Stock Rights may be granted under the 1996 Stock Plan at any time prior to December 10, 2006. The exercise price per share of Non-Qualified Options granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the 1996 Stock Plan cannot be less than the minimum legal consideration required under the laws of any jurisdiction in which the Company may be organized. The exercise price per share of each ISO cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of an ISO granted to an employee holding more than ten percent of the voting stock of the Company, 110% of the fair market value of the Common Stock on the date of grant). As of the close of business on January 15, 2002, the fair market value of a share of the Company's Common Stock as reported on Nasdaq was $1.330 per share. The 1996 Stock Plan provides that each Option shall expire on the date specified by the Compensation and Stock Committee, but not more than ten years from the date of grant in the case of Options generally, and five years from the date of grant in the case of an ISO granted to an employee holding more than ten percent of the voting stock of the Company.

         Each Option granted under the 1996 Stock Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Compensation and Stock Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. Subject to certain restrictions, the Compensation and Stock Committee has the right to accelerate the date that any installment of any Option becomes exercisable.

         Payment of the exercise price of an Option granted under the 1996 Stock Plan may be made in cash or by check or, if authorized by the Compensation and Stock Committee (i) by tendering shares of Common Stock of the Company having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (ii) by delivery of a personal recourse, interest bearing note, (iii) through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company or (iv) by any combination of the above.

         Pursuant to the 1996 Plan, no employee may be granted Options to acquire, in the aggregate, more than 155,556 shares of Common Stock in any one calendar year.

         If an ISO optionee ceases to be employed by the Company other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and vested ISOs shall generally terminate after the passage of three months from the date of termination of employment (but no later than their specified expiration dates), except to the extent that such ISOs shall have been converted into Non-Qualified Options. If an optionee ceases to be employed by the Company by reason of disability, or if an optionee dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee's estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee's disability or death (but not later than the specified expiration date of the ISO).

         Option holders are protected against dilution in the event of a stock dividend, stock split, consolidation, merger, recapitalization, reorganization or similar transaction. The Board of Directors may from time to time adopt amendments to the 1996 Stock Plan, certain of which are subject to stockholder approval, and may terminate the 1996 Stock Plan, at any time. Any shares subject to an Option granted under the 1996 Stock Plan which for any reason expires or terminates unexercised, may again be available for future Option grants. Unless terminated sooner, the 1996 Stock Plan will terminate on December 9, 2006 (except as to Options outstanding on that date).

STOCK RIGHTS GRANTED UNDER THE 1996 PLAN SINCE ITS INCEPTION

         The following table sets forth as of January 15, 2002 all Stock Rights granted under the 1996 Stock Plan since its inception to (i) each of the Named Officers, (ii) each person who has received five percent or more of the Stock Rights granted under the 1996 Stock Plan, (iii) all current executive officers of the Company, as a group, (iv) all current directors who are not executive officers, as a group and (v) all employees who are not executive officers or directors of the Company, as a group. Non-employee directors of the Company are eligible to receive Options under the 1996 Stock Plan pursuant to the Director Option Policy. Future awards are in the discretion of the Board of Directors and cannot be determined at this time.

                                                              Number of Shares
                                                               Represented by
    Name and Principal Position                                 Stock Rights
    ---------------------------                                 ------------
    Robert W. Hagger*                                               35,557
    President, Chief Executive Officer and Director
    Bruce R. Gardner*(1)                                            40,002
    Former President, Chief Executive Officer and Director
    John Kitchen*                                                   32,669
    Senior Vice President of Channel Products and
      Secretary
    Alan R. MacDougall                                              15,892
    VP Finance, Chief Financial Officer, Treasurer and
      Assistant Secretary
    Linda E. Lammi                                                  14,558
    Vice President, Development and Technical Services
    All Current Executive Officers(2)                              115,343
    All Current Directors who are not Executive Officers(3)         68,338
    All Employees who are not Executive Officers or                 67,572
       Directors

--------------

* Persons who have received five percent or more of the Stock Rights granted under the 1996 Stock Plan.

(1) Mr. Gardner resigned as President, Chief Executive Officer and director of the Company effective as of July 9, 2001. Mr. Gardner continues to be an employee of the Company, providing advisory services to the Company's Chief Executive Officer. See "Executive Agreements and Severance Arrangements."
(2) Excludes Mr. Gardner, who is no longer an executive officer of the Company. Includes H. Calvin MacKay, who was elected Senior Vice President of Enterprise Software effective as of December 1, 2001.
(3)    Excludes Mr. Gardner, who is no longer a director of the Company.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of United States federal income tax consequences of the issuance and exercise of Stock Rights granted under the 1996 Stock Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States federal income tax consequences of the issuance and exercise of Stock Rights granted under the 1996 Stock Plan or of the requirements that must be met in order to qualify for the described tax treatment. In addition, there may be foreign, state or local tax consequences that are not discussed herein.

         INCENTIVE STOCK OPTIONS. The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1996 Stock Plan:

         1. In general, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and the Company will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

         2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the option was granted or (ii) one year after the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

         3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be taxed to the optionee as ordinary income in the year of such disposition.

         4. The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and
(ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

         5. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercising an ISO, the Company generally will be entitled to a corresponding federal income tax deduction.

         6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

         7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

         8. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax." The "alternative minimum tax" will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the fair market value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the greater of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

         9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

         NON-QUALIFIED OPTIONS. The following general rules are applicable under current United States federal income tax law to Non-Qualified Options granted under the 1996 Stock Plan:

         1. In general, the optionee will not recognize any income upon the grant of a Non-Qualified Option, and the Company will not be allowed a federal income tax deduction upon such grant.

         2. The optionee generally will recognize ordinary income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

         3. When the optionee sells the shares acquired through the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

         4. When the optionee recognizes ordinary income attributable to a Non-Qualified Option, the Company generally should be entitled to a corresponding federal income tax deduction.

         5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules apply.

         6. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

         AWARDS AND PURCHASES. The following general rules are applicable under current United States federal income tax law to Awards and Purchases under the 1996 Stock Plan:

         Persons receiving shares pursuant to an Award or Purchase under the 1996 Stock Plan will generally recognize ordinary income equal to the fair market value of the shares received in the case of an Award, or the excess of the fair market value of the shares (determined on the date of purchase) over the purchase price in the case of a purchase. The Company generally should be entitled to a corresponding federal income tax deduction. When such shares are sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of shares and his or her tax basis in the shares (generally, the fair market value of the shares when acquired). Special rules apply if the shares acquired are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the yearly change in the cumulative total stockholder return on the Company's Common Stock during the period from September 30, 1996 through September 28, 2001, with the cumulative total return on (i) an SIC Index that includes all organizations in the Company's Standard Industrial Classification (SIC) Code 7372-Prepackaged Software (the "SIC Code Index") and (ii) the Media General Market Weighted Nasdaq Index Return (the "Nasdaq Market Index"). The comparison assumes that $100 was invested on September 30, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                      DATAWATCH CORPORATION, SIC CODE INDEX
                         AND NASDAQ MARKET INDEX (1)(2)

                         9/30/96   9/30/97   9/30/98   9/30/99   9/29/00   9/28/01
                         -------   -------   -------   -------   -------   -------
Datawatch Corporation    $100.00     27.61     16.42     11.94     14.19      2.97
SIC Code Index           $100.00    141.51    177.17    270.89    336.62    147.11
Nasdaq Market Index      $100.00    135.92    141.25    228.51    312.59    128.07
--------------------

(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, Inc., Richmond, Virginia, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Such Reporting Persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on its review of copies of such filings received by it with respect to fiscal year ended September 30, 2001 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended September 30, 2001.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than October 11, 2002. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Company is December 25, 2002. The Company may exercise its discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the annual meeting of stockholders if notice concerning proposal of such matter was not received prior to December 25, 2002. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail - Return Receipt Requested.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the firm of Deloitte & Touche LLP as the Company's independent accountants for the 2002 fiscal year. Deloitte & Touche LLP has served as the Company's independent accountants since the Company's inception. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

         The aggregate fees billed by Deloitte & Touche LLP for professional services relating to the audit of the Company's annual financial statements for 2001 and the review of the financial statements included in the Company's quarterly reports for 2001 were approximately $158,000. Deloitte & Touche LLP did not provide any services related to financial information systems design and implementation during 2001. Deloitte & Touche LLP billed the Company an aggregate of $91,000 for all other services rendered to the Company for the fiscal year ended September 30, 2001, which services primarily related to tax consultation and preparation and the sale of the Company's wholly owned distribution subsidiary, Guildsoft Limited. The Audit Committee typically meets with Deloitte & Touche LLP throughout the year and reviews both audit and non-audit services performed by Deloitte & Touche LLP as well as the fees charged by Deloitte & Touche LLP for such services. In engaging Deloitte & Touche LLP for the services described above, the Audit Committee considered whether the provision of such services is compatible with maintaining Deloitte & Touche LLP's independence.

                            EXPENSES AND SOLICITATION

         The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                 OTHER BUSINESS

         The Board of Directors knows of no business that will be presented for consideration at the meeting other than those items stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                              DATAWATCH CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MARCH 8, 2002

                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints ROBERT W. HAGGER and ALAN R. MACDOUGALL, and each or both of them, proxies, with full power of substitution to vote all shares of stock of Datawatch Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, March 8, 2002, at 10:00 a.m. Eastern time, at the Doubletree Riverfront Hotel, 50 Warren Street, Lowell, Massachusetts, 01852, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and proxy Statement dated February 4, 2002, a copy of which has been received by the undersigned.


                                                                         SEE
                                                                       REVERSE
                                                                         SIDE
--------------------------------------------------------------------------------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]   Please mark votes as in this example.

--------------------------------------------------------------------------------
1.    To elect Robert W. Hagger, Jerome Jacobson, Richard de J. Osborne, Terry
      W. Potter, David T. Riddiford and James Wood as Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

             FOR     WITHHELD
             [ ]       [ ]
--------------------------------------------------------------------------------
2. To approve an increase in the number of shares of Common Stock, $.01 par value, available for issuance under the Datawatch 1996 Stock Plan (the "1996 Stock Plan") from 366,667 to 494,400.

             FOR     AGAINST     ABSTAIN
             [ ]       [ ]         [ ]


INSTRUCTIONS: To withhold your vote for any individual nominee write the nominee's name on the space provided below.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY.

                                                       MARK HERE
                                                       FOR ADDRESS   [_]
                                                       CHANGE AND
                                                       NOTE AT LEFT

                                   (Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.)

                                   Signature: __________________Date____________
                                   Signature: __________________Date____________